Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the quarterly report of Gateway Certifications, Inc. (the “Company”) on Form 10-QSB for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof, the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.

The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.

Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 19th day of May 2008.

/s/ Lawrence Williams, Jr.

______________________________

Lawrence Williams, Jr.

Principal Executive Officer and

Principal Accounting Officer